
 <ARTICLE>                  5

 <PERIOD-TYPE>                                        9-MOS
 <FISCAL-YEAR-END>                                    MAR-31-1998
 <PERIOD-END>                                         DEC-31-1997
 <CASH>                                               368,392
 <SECURITIES>                                         3,076,192
 <RECEIVABLES>                                        000
 <ALLOWANCES>                                         000
 <INVENTORY>                                          000
 <CURRENT-ASSETS>                                     000
 <PP&E>                                               000
 <DEPRECIATION>                                       000
 <TOTAL-ASSETS>                                       33,117,097<F1>
 <CURRENT-LIABILITIES>                                000
 <BONDS>                                              000
 <PREFERRED-MANDATORY>                                000
 <PREFERRED>                                          000
 <COMMON>                                             000
 <OTHER-SE>                                           32,846,092
 <TOTAL-LIABILITY-AND-EQUITY>                         33,117,097<F2>
 <SALES>                                              000
 <TOTAL-REVENUES>                                     204,782<F3>
 <CGS>                                                000
 <TOTAL-COSTS>                                        000
 <OTHER-EXPENSES>                                     417,448<F4>
 <LOSS-PROVISION>                                     000
 <INTEREST-EXPENSE>                                   000
 <INCOME-PRETAX>                                      000
 <INCOME-TAX>                                         000
 <INCOME-CONTINUING>                                  000
 <DISCONTINUED>                                       000
 <EXTRAORDINARY>                                      000
 <CHANGES>                                            000
 <NET-INCOME>                                         (2,562,172)<F5>
 <EPS-PRIMARY>                                        (49.80)
 <EPS-DILUTED>                                        000

 <F1>Included  in total assets is  Investments in Local Limited  Partnerships  of
$29,379,569, Restricted cash $249,162, Organizational costs, net, of $1,667 and Other assets of $42,115. <F2>Included in Total liability and Equity is Accounts payable to affiliates of $225,031 and accounts payable and accrued expenses $45,974. <F3>Total revenue includes Investment of $152,227 and Other $52,555.
 <F4>Included in Other Expenses is Asset Management fees of $213,291, General and
Administrative of $169,857, and Amortization of $34,300. <F5>Net loss reflects Equity in losses of Local Limited Partnerships of $2,349,506.

